Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-213854) of Novan, Inc. of our report dated March 20, 2017 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 20, 2017